FOR IMMEDIATE RELEASE

For further information, please contact Enersis Investor Relations:

Ricardo Alvial Chief Investments & Risks Officer Phone: 56 (2) 353-4682	Susana Rey, srm@e.enersis.cl Ximena Rivas, mxra@e.enersis.cl Pablo Lanyi-Grunfeldt, pll@e.enersis.cl Matías Rodríguez, mra8@e.enersis.cl

ENERSIS’ NEW ORGANIZATIONAL STRUCTURE

•	Mr. Mario Valcarce was appointed CEO of Enersis.
•	Mr. Alfredo Ergas was appointed Regional Financial Officer.
•	Mrs. Macarena Lamas was appointed Regional Planning and Control Officer.
•	Mr. Fernando Isac was appointed Regional Accounting Officer.
•	Mr. José Luis Dominguez was appointed Communications Officer for Enersis.
•	Mr. Francisco Herrera was appointed Corporate Auditing Officer.

(Santiago, Chile, July 30, 2003) Enersis (NYSE: ENI) today informed the new organizational structure approved by the Board of Directors. This structure reaffirms Enersis as a holding company, keeping the control over its subsidiaries, Endesa Chile and Chilectra.

Mr. Mario Valcarce was appointed CEO of Enersis will have three new Regional Officers for Finance, Accounting and Planning & Control. The Human Resources Officer and General Counsel will report directly to Mr. Valcarce.

Mr. Alfredo Ergas was appointed Regional Financial Officer. Previously he was the CFO of Endesa Chile. Mr. Fernando Isac was appointed Regional Accounting Officer, previously Enersis’ Chief Corporate Accounting Officer. Mrs. Macarena Lamas was appointed Regional Planning and Control Officer; she previously worked in Spain as Director of Planning and Finance of Endesa Diversification. Mr. José L. Dominguez was appointed Communications Officer, he previously was the Institutional Affairs Officer. Finally Mr. Francisco Herrera was appointed as Corporate Auditing Officer.

The new organizational structure is as follows;

ORGANIZATIONAL STRUCTURE

CHAIRMAN
Pablo Yrrázaval
COMMUNICATIONS OFFICER
José L. Dominguez
AUDITING OFFICER
Francisco Herrera
CHIEF EXECUTIVE OFFICER
Mario Valcarce
GENERAL COUNSEL
Domingo Valdés
HUMAN RESOURCES OFFICER
Francisco Silva
REGIONAL ACCOUNTING OFFICER
Fernando Isac
REGIONAL FINANCE OFFICER
Alfredo Ergas
REGIONAL PLANNING AND CONTROLOFFICER
Macarena Lamas